UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2025

DIAMEDICA THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-36291 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

301 Carlson Parkway, Suite 210
Minneapolis, Minnesota 55305
(Address of Principal Executive Offices)

(763) 496-5454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On July 17, 2025, DiaMedica Therapeutics Inc. (the "Company") issued a press release announcing positive interim results from Part 1a of the Phase 2 study of DM199 for the treatment of preeclampsia. A copy of such press release is being furnished as Exhibit 99.1 to this report.

Additionally, on July 17, 2025, the Company posted on its website a presentation summarizing the interim results from Part 1a of the Phase 2 study of DM199 for the treatment of preeclampsia, a copy of which is attached hereto as Exhibit 99.2.

The information, including Exhibits 99.1 and 99.2, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished herewith:

Exhibit
Number	Description

99.1	Press release issued by DiaMedica Therapeutics Inc., dated July 17, 2025.

99.2	Investor Presentation.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiaMedica Therapeutics Inc.
(Registrant)

Date: July 17, 2025
	By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary